                                                                  Exhibit 10.7

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT  AGREEMENT  (this  "Agreement") is entered into as of, July
18,  2003,  (the  "Effective  Date") by and between  Tropical  Sportswear  Int'l
Corporation,  a Florida  corporation  (the  "Company"),  and Steven S. Barr (the
"Employee").
                                              RECITALS:

     By  entering  into this  Agreement,  the  Company  desires to  provide  the
Employee with substantial incentives to serve the Company without distraction or concern over minimum compensation,  benefits or tenure, to develop and implement the  Company's  business  plan and to manage  the  Company's  future  growth and development and to maximize the returns to the Company's stockholders.  Employee desires to accomplish those goals and to provide  excellent  service to, and for the benefit of, the Company.

     NOW, THEREFORE, in consideration of the foregoing and the mutual provisions contained  herein,  and for other good and valuable  consideration,  the parties hereto agree with each other as follows:

1.      EMPLOYMENT

     A. On the terms and subject to the conditions  hereinafter  set forth,  the
Company will employ the  Employee as Senior Vice  President  Sales,  Wal-Mart or
such other executive  positions as the Company may from time to time assign, and the Employee agrees to serve in those positions. The Employee shall perform such duties, and have such powers, authority,  functions, duties and responsibilities for the Company and corporations Affiliated with the Company as are commensurate and consistent  with his position.  The Employee also shall have such additional powers, authority,  functions, duties and responsibilities as may be assigned to him or her by the President, Chief Executive Officer or Board of Directors.

     B. The  Employee  shall not,  at any time  during  the Term of  Employment, engage  in any  other  activities  unless  these  activities  do  not  interfere materially with the Employee's  duties and  responsibilities  for the Company at that time.

2.       TERM OF EMPLOYMENT

     The term of the Employee's  Employment  shall be for a term of one (1) year
(the "Term")  commencing  on the  Effective  Date and renew each day of the Term thereafter  for an additional  day without  further action by the Company or the
Employee,  it being the  intention of the parties that from the  Effective  Date there shall be a  continuously  remaining  Term of one (1) year  duration of the
Employee's  Employment  unless the Agreement is  terminated  in accordance  with
Section 4 below. The effective date of any termination shall be the "Termination
Date" and may be set by the  Company in its  discretion,  pursuant  to Section 4 below.  In the  event  that  Employee's  Employment  hereunder  shall  not  have otherwise been  terminated,  such  Employment  shall terminate at the end of the
Company's fiscal year in which the Employee reaches age sixty-five (65).

3. COMPENSATION

     A. Base  Salary.  A Base  Salary  shall be payable to the  Employee  by the
Company as a guaranteed  minimum annual amount  hereunder for each  Compensation
Year during the period from the Effective  Date to the  Termination  Date.  That
Base Salary  shall be payable in the  intervals  consistent  with the  Company's normal payroll  schedules (but in no event less frequently  than  semi-monthly), shall be payable initially at the annual rate of $220,000.

     On the first and each subsequent  anniversary of the Company's fiscal year, the Base  Salary  shall  be  increased  by the  greater  of the same  percentage increase  (if  any) in the CPI for the  twelve  (12)  month  period  immediately preceding such anniversary or such amount that the Company shall determine.

     B. Annual Cash Bonus.  The Annual Cash Bonus,  if any,  shall be determined solely in the discretion of the Company.

     C. Total Compensation is defined as the total of all Base Salary and Annual
Cash Bonus  (including  sales  commissions)  paid or  payable by the  Company to
Employee in the 12 months preceding termination.

 4. TERMINATION

     A. Termination by Company with Cause. The Company may terminate Employee at any time upon notice for "cause." "Cause" shall mean and be limited to:

     (1) the  Employee's  commission or conviction of, or plea of guilty or nolo contendere  to, any crime or offense  involving  money or other  property of the
Company  or others or which  constitutes  a felony  or a crime  involving  moral turpitude in the jurisdiction involved;

     (2) fraud on the  Company  or  otherwise  relating  to the  Company  or its business;

     (3) theft of any property of the Company;

     (4) use of illegal  drugs,  misuse of  prescription  drugs that affects the
Employee's   performance  or  repeated  abuse  of  alcohol  in  connection  with employment or any Company duty or function;

     (5) any willful  material  breach by the Employee of the performance of his duties  pursuant to this Agreement which continues after written notice from the
Company;

     (6) failure or refusal by the Employee to carry out or abide by a directive of the President,  Chief Executive  Officer or the Board of Directors,  or their designees,  within five (5) business days after receipt of written notice of the alleged failure or refusal;

     (7) material  misrepresentation  by the Employee to any officer or director of the Company;

     (8) the Employee's  continued poor  performance  or  nonperformance  of his duties for more than thirty (30) days after  receipt of written  notice from the
Company  detailing  the  poor  performance  or   nonperformance   and  demanding
completion of reasonable objectives;

     (9) any disclosure by the Employee to any person, firm or corporation other than the Company and its  directors,  officers,  and  employees  of any material confidential information or trade secrets of the Company which is detrimental to the interests of the Company or made outside the scope of the Employee's  duties to the Company;

     (10)engaging  by the  Employee,  without  prior  consent  of the  Board  of
Directors of the Company,  in any other  business other than the business of the
Company  which  interferes  in any  material  respect  with the  performance  of
Employee's duties.

     If the  employment  of the Employee is terminated by the Company for cause, the Employee  will not be entitled to any  separation  benefits  and  Employee's salary,  bonus,  benefits and business expense  reimbursements shall cease as of the date of termination.  All salary,  bonuses on a prorata basis,  benefits and business  expense  reimbursements  that  are  earned  and  due to  the  Employee hereunder and not paid up to the Termination  Date shall be paid to the Employee within forty-five (45) days after the Termination Date.

     B. Termination by the Company Without Cause. If the Company  terminates the
Employee's  employment without Cause at any time and Employee executes a general release of claims in a form acceptable to the Company:

     (a) the Company  shall pay to the  Employee an amount equal to one (1) year of his or her Total  Compensation  for the prior 12 month period  payable in one lump sum within 45 days after the date of termination.

     C. Relief of Duties.  The Company may,  during any notice  period or at any other  time,  in its  discretion,  relieve the  Employee  of his duties  without terminating  him so long as the Company  continues to pay and provide all of the
Employee's regular compensation and benefits.

     D. Change of Control. For purposes of this Agreement, a "Change of Control"
shall be deemed to exist in the event that any of the following occurs:

     (1) A change in the  ownership of the capital  stock of the Company where a corporation, person other than an Exempt Person (as defined hereafter), or group excluding  any  Exempt  Person  (as  defined  hereafter)  acting in  concert  (a
"Person")  as described in Section  14(d)(2) of the  Securities  Exchange Act of
1934,  as  amended  (the  "Exchange  Act"),  holds  or  acquires,   directly  or
indirectly,  beneficial  ownership  (within the meaning of Rule 13d3 promulgated under the  Exchange  Act) of a number of shares of capital  stock of the Company which constitutes 50% or more of the combined voting power of the Company's then outstanding  capital  stock then  entitled to vote  generally in the election of directors; or

     (2) The persons who were  members of the Board of  Directors of the Company immediately prior to a tender offer, exchange offer,  contested election, or any combination  of the  foregoing,  cease to  constitute a majority of the Board of
Directors; or,

     (3)  The  adoption  of a  merger,  consolidation,  or  reorganization  plan involving  the Company in which the Company is not the  surviving  entity,  or a sale of all or substantially  all of the assets of the Company.  For purposes of this Agreement,  a sale of all or substantially all of the assets of the Company shall be deemed to occur if any Person,  excluding any Exempt  Person,  acquires
(or during the 12-month period ending on the date of the most recent acquisition by such Person,  excluding any Exempt Person, has acquired,  gross assets of the
Company that have an aggregate fair market value equal to 50% of the fair market value  of all of the  gross  assets  of the  Company  immediately  prior to such acquisition or acquisitions; or

     (4) A tender offer or exchange  offer is made by any Person  excluding  any
Exempt Person (as hereafter  defined) which, if  successfully  completed,  would result in such  Person  excluding  any  Exempt  Person  (as  hereafter  defined)
beneficially  owning  (within  the  meaning of Rule 13d3  promulgated  under the
Exchange Act) either 50% or more of the Company's  outstanding  shares of Common
Stock or shares of capital stock having 50% or more of the combined voting power of the Company's then outstanding capital stock (other than an offer made by the
Company),  and  sufficient  shares  are  acquired  under the offer to cause such person to own 50% or more of the voting power; or

     (5) Any other  transactions  or series of related  transactions  which have substantially  the  same  effect  as the  transactions  specified  in any of the preceding clauses.

     (6) "Exempt Person" means

     (a) (1) the Company,  any subsidiary of the Company,  any employee  benefit plan of the Company or of any subsidiary of the Company, and

     (2) any Person  organized,  appointed or  established by the Company for or pursuant  to the terms of any such plan or for the  purpose of funding  any such plan or funding  other  employee  benefits  for  employees of the Company or any subsidiary of the Company and

     (b) the  Employee,  any Affiliate or Associate of the Employee or any group
(as that term is used in Exchange  Act Rule 1 3d-5(b)) of which the  Employee or any Affiliate or Associate of the Employee is a member.

     (c) William C. Compton, any Affiliate or Associate of William C. Compton or
any group (as that term is used in Exchange Act Rule 1 3d-5(b)) of which William
C. Compton or any Affiliate or Associate of William C. Compton is a member.

     (d) Michael Kagan, any Affiliate or Associate of Michael Kagan or any group
(as that term is used in Exchange Act Rule 1 3d-5(b)) of which  Michael Kagan or any Affiliate or Associate of Michael Kagan is a member.

     (e) Accel SA de C.V., any Affiliate or Associate of said Accel or any group
(as that term is used in said  rule) of which  said  Accel or any  Affiliate  or
Associate of said Accel is a member.

     E. Termination  Within 270 Days Following  "Change of Control" In the event of the Company's  termination of Employee for any reason other than Cause within
270 days following a Change of Control, the Company shall pay Employee an amount equal to one (1) year of his or her  Total  Compensation  for the prior 12 month period payable in one lump sum within 45 days after the date of termination.

     F.  Successors  and Assigns.  The parties  acknowledge  and agree that this
Agreement  may not be  assigned  by the  Company  to any other  person or entity without the consent of the other party, provided,  however, that in the event of a Change of Control,  the Company shall cause the  surviving  entity in any such transaction to assume the payment  obligations  contained in this Agreement,  to the extent such obligations  have not yet been fully performed.  In the event of the  Employee's  death,  this  Agreement  shall be enforceable by the Employee's estate, executors, or legal representatives.

5.      OTHER EMPLOYEE RIGHTS

     A. Paid  Vacation:  Holidays.  The  Employee  shall be  entitled  to annual vacation and all legal holidays  during which times his applicable  compensation shall be paid in full in accordance with Company policies in effect from time to time.

     B. Fringe  Benefits.  During the term of this  agreement,  the  Employee is entitled to the same level of fringe benefits  currently provided to Employee by the Company.

     C. Business  Expenses.  The Employee is  authorized  to incur,  and will be entitled to receive prompt  reimbursement for, all reasonable  expenses incurred by the Employee in performing  his duties and carrying out his  responsibilities hereunder,  including air fare and hotels,  business  meals,  entertainment  and travel  expenses,  provided  that the  Employee  complies  with  the  applicable policies,  practices and procedures of the Company relating to the submission of expense  reports,  receipts  or similar  documentation  of those  expenses.  The
Company  shall either pay directly or promptly  reimburse  the Employee for such expenses not more than twenty (20) days after the  submission  to the Company by the Employee from time to time of an itemized accounting and acceptable evidence of such expenditures for which direct payment or reimbursement is sought.

6.      PROTECTIVE COVENANTS

     A.  Definitions.  The  following  capitalized  terms used in this Section 6 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

     "Competitive  Position" means any employment with a Competitor in which the
Employee  will use or is likely  to use any  Confidential  Information  or Trade
Secrets,  or in which the Employee has duties for such Competitor that relate to
Competitive Services and that are the same or similar to those services actually performed by the Employee for the Company;

     "Competitive    Services"   means   the    merchandising,    manufacturing,
distribution, selling or marketing of apparel products.

     "Competitor"  means any Person  engaged,  wholly or in part, in Competitive
Services.

     "Confidential Information" means all information regarding the Company, its activities, business or clients that is the subject of reasonable efforts by the
Company to maintain its  confidentiality  and that is not generally disclosed by practice or authority to persons not employed by the Company,  but that does not rise to the level of a Trade Secret.  "Confidential  Information" shall include, but is not  limited  to,  sales and  marketing  techniques  and plans,  lists of contact data,  technical  data relating to the Company's  products or production techniques,  purchase and supply  information,  details of client or  consultant contracts,  current and anticipated  customer  requirements,  pricing  policies, client  billing  information,  price  lists,  market  studies,  business  plans,
operational  methods,   marketing  plans  or  strategies,   product  development
techniques  or plans,  financial  plans and data  concerning  the  Company,  and management planning  information.  "Confidential  Information" shall not include information that has become generally  available to the public by the act of one who has the right to disclose such  information  without  violating any right or privilege of the Company.  This  definition  shall not limit any  definition  of
"confidential information" or any equivalent term under state or federal law.

     "Person"  means  any  individual  or any  corporation,  partnership,  joint venture limited liability company, association or other entity or enterprise.

     "Principal  or   Representative"   means  a  principal,   owner,   partner,
shareholder,  joint venturor,  investor,  member,  trustee,  director,  officer, manager, employee, agent, representative or consultant.

     "Protected  Employees"  means employees of the Company who were employed by the Company at any time within six (6) months prior to the termination Date.

     "Restricted  Period" means the Period of Employment and a period  extending one (1) year from the termination of the Employee's  employment with the Company for any reason whatsoever.

     "Restricted Territory" means the United States and North, Central and South
America, the United Kingdom,  Western Europe,  Australia, New Zealand, and Fiji.
The  Company  and the  Employee  acknowledge  and agree that the Company and its subsidiaries do business and sell men's,  women's,  boys' and girls'  sportswear
(tops and  bottoms)  in all 50 states of the  United  States  and in each  other country in the Restricted Territory.

     "Restrictive  Covenants"  means  the  restrictive  covenants  contained  in
Section 6(b) hereof.

     "Trade Secret" means all information regarding the Company,  without regard to form,  including,  but not limited to,  technical  or  nontechnical  data,  a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential customers, advertisers or suppliers which is not commonly known by or available to the public and which  information:  (A)
derives economic value, actual or potential,  from not being generally known to, and not being  readily  ascertainable  by proper means by, other persons who can obtain  economic  value from its  disclosure  or use;  and (B) is the subject of efforts that are  reasonable  under the  circumstances  to maintain its secrecy.
Without  limiting the  foregoing,  Trade  Secret means any item of  Confidential
Information  that  constitutes  a "trade  secret(s)"  under  the  common  law or statutory law of the State of Florida.

      B.      Restrictive Covenants.

     (a) Restriction on Disclosure and Use of Confidential Information and Trade
Secrets. The Employee  understands and agrees that the Confidential  Information and Trade Secrets  constitute  valuable assets of the Company and its affiliated entities,  and may not be converted to the Employee's own use. Accordingly,  the
Employee hereby agrees that the Employee shall not,  directly or indirectly,  at any time during the Restricted Period reveal, divulge, or disclose to any Person not expressly  authorized by the Company any Confidential  Information,  and the
Employee shall not,  directly or  indirectly,  at any time during the Restricted
Period use or make use of any  Confidential  Information in connection  with any business  activity  other than that of the Company.  Throughout the term of this
Agreement and at all times after the date that this Agreement terminates for any reason,  the Employee shall not directly or indirectly  transmit or disclose any
Trade  Secret of the Company to any  Person,  and shall not make use of any such
Trade Secret,  directly or  indirectly,  for himself or for others,  without the prior written  consent of the Company.  The parties  acknowledge  and agree that this  Agreement  is not intended  to, and does not,  alter either the  Company's rights or the  Employee's  obligations  under any state or federal  statutory or common law regarding trade secrets and unfair trade practices.

     Anything herein to the contrary notwithstanding,  the Employee shall not be restricted from disclosing or using Confidential Information that is required to be disclosed by law, court order or other legal process; provided, however, that in the event  disclosure  is required by law,  the  Employee  shall  provide the
Company with prompt notice of such  requirement  so that the Company may seek an appropriate  protective  order  prior to any  such  required  disclosure  by the
Employee.

     (b) Nonsolicitation of Protected  Employees.  The Employee  understands and agrees that the  relationship  between  the  Company  and each of its  Protected
Employees  constitutes a valuable  asset of the Company and may not be converted to the Employee's own use.  Accordingly,  the Employee hereby agrees that during the  Restricted  Period the  Employee  shall not directly or  indirectly  on the
Employee's  own  behalf or as a  Principal  or  Representative  of any Person or
otherwise  solicit or induce any  Protected  Employee  to  terminate  his or her employment  relationship  with the Company or to enter into  employment with any other Person.

    (c) Enforcement of Restrictive Covenants.

     (i) Rights and Remedies Upon Breach. In the event the Employee breaches, or threatens  to  commit a breach  of,  any of the  provisions  of the  Restrictive
Covenants, the Company shall have the following rights and remedies, which shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and  remedies  available to the Company at law or in equity:

     (A) the right and  remedy to enjoin,  preliminarily  and  permanently,  the
Employee from violating or threatening to violate the Restrictive  Covenants and to  have  the  Restrictive  Covenants  specifically  enforced  by any  court  of competent jurisdiction,  it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company; and

     (B) the right and remedy to require  the  Employee  to account  for and pay over to the Company all compensation,  profits, monies, accruals,  increments or other  benefits  derived  or  received  by the  Employee  as the  result  of any transactions constituting a breach of the Restrictive Covenants.

     (ii) Severability of Covenants.  the Employee  acknowledges and agrees that the Restrictive  Covenants are reasonable and valid in time and scope and in all other  respects.  The covenants set forth in this Agreement  shall be considered and  construed  as  separate  and  independent  covenants.  Should  any  part or provision of any covenant be held invalid, void or unenforceable in any court of competent jurisdiction,  such invalidity, voidness or unenforceability shall not render  invalid,  void or  unenforceable  any other  part or  provision  of this
Agreement.  If any portion of the foregoing provisions is found to be invalid or unenforceable  by a court of competent  jurisdiction  because its duration,  the territory, the definition of activities or the definition of information covered
is  considered  to  be  invalid  or  unreasonable  in  scope,   the  invalid  or
unreasonable term shall be redefined,  or a new enforceable term provided,  such that the intent of the Company and the Employee in agreeing to the provisions of this  Agreement  will not be impaired  and the  provision  in question  shall be enforceable to the fullest extent of the applicable laws.

7.       RIGHTS TO AND RETURN OF MATERIALS

     The  Company  and  the  Employee  acknowledge  that  in the  course  of the
Employee's  employment (as employee or  independent  contractor) by the Company, the Employee may from time to time create, for the Company  copyrightable works.
Such works may consist of manuals, pamphlets,  instructional materials, computer programs,  software, software integration techniques,  software codes, and data,
technical  data,  photographs,   drawings,  logos,  designs,  artwork  or  other
copyrightable  material,  or  portions  thereof,  and may be  created  within or without Company's facilities and before,  during or after normal business hours.
All  such  works  related  to or  useful  in the  business  of the  Company  are specifically intended to be works made by hire by the Employee, and the Employee shall  cooperate with the Company in the protection of the Company's  copyrights in  such  works  and,  to  the  extent  deemed  desirable  by the  Company,  the registration of such copyrights.

     All records,  files, software,  software code, memoranda,  reports,  notes, price lists, customer lists,  drawings,  plans, sketches,  documents,  technical information,  information on the use,  development  and integration of software, and the like (together with all copies of such documents and things) relating to the business of the Company,  which the Employee shall use or prepare or come in contact with in the course of, or as a result of, the  Employee's  employment or other engagement by the Company shall, as between the parties to this Agreement, remain the sole property of the Company. Laptop computers, other computers, cell phones,  pagers,  software and related data,  information and things provided to the Employee by the Company or obtained by the Employee, directly or indirectly, from the Company,  also shall remain the sole property of the Company.  Upon the termination  of the  Employee's  employment  or upon  the  prior  demand  of the
Company,  the Employee shall immediately return all such materials and things to the Company and shall not retain any copies or remove or participate in removing any such materials or things from the premises of the Company after  termination or the Company's request for return.

8.      GENERAL PROVISION

     A. Governing Law. This Agreement shall be construed and regulated under and by the laws of the State of Florida.  Personal  jurisdiction  for any proceeding brought pursuant to this Agreement shall be vested in the appropriate  County or
Circuit Court of the Thirteenth Judicial Circuit in and for Hillsborough County,
Florida,  or the  Federal  District  Court of the Middle  District  of  Florida,
Hillsborough  County Division.  Venue for any legal action authorized  hereunder shall  be  in  Hillsborough  County,  Florida.  Both  parties  consent  to  such jurisdiction and venue.

     B.  Arbitration.  The  Company  and the  Employee  agree  that any claim or controversy arising out of or relating to this Agreement,  or any breach of this
Agreement,  shall be settled by final and binding arbitration in the city of the party against whom  Arbitration  is sought,  in accordance  with the  Commercial
Arbitration Rules of the American Arbitration  Association in effect on the date the claim or controversy arises. Nothing in this Agreement shall be construed to require  the  arbitration  of  any  claim  arising  out  of or  relating  to the restrictive covenants provisions in this Agreement or any claim for unemployment compensation or a claim for workers'  compensation.  These  provisions  shall be enforceable by any Court of competent  jurisdiction  and shall not be subject to arbitration  under this  section.  The  prevailing  party  shall be  entitled to reasonable attorney's fees and costs.

     C.  Severability.  If any  provision  of this  Agreement  is  deemed  to be unenforceable  in accordance with its term, but would be considered  enforceable if the time  period  or  geographic  area of its  effect is  reduced,  then such provision  shall be so  reduced  with the  excessive  aspects  of the  offending provisions  deemed  severed and deleted from this  Agreement  with the Agreement enforceable in full in accordance  with its terms as so modified.  If,  however, any portion of the foregoing  provisions is found to be invalid or unenforceable by a court of competent jurisdiction because of its duration, the territory, the definition of activities or the definition of information  covered is invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new  enforceable  term  provided,  such that the intent of the  Company  and the
Employee in agreeing to the  provisions of this  Agreement  will not be impaired and the provision in question  shall be enforceable to the fullest extent of the applicable laws.

     D.  Notices.  Whenever  notice is required to be given  hereunder,  written notice  mailed or  delivered to the Company at 4902 West Waters  Avenue,  Tampa,
Florida  33634 (if  intended  for the  Company),  or such  other  address as the
Company  shall furnish in writing,  shall  constitute  sufficient  notice to the
Company;  and  written  notice  mailed or  delivered  to Employee at 4325 Auburn
Drive,  Flower  Mound,  Texas 75028 or such other place as may be  designated by
Employee in writing, shall constitute sufficient notice to Employee.  Where "the
Company"  or  "Employee"  consists  of more than one party,  notice to one shall constitute notice to all.

     E. Waiver or  Modification.  No waiver or modification of this Agreement or of any covenant,  condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith.  Furthermore, no  evidence  of any waiver or  modification  shall be offered  or  received  in evidence  in any  proceeding,  arbitration  or  litigation  between  the parties arising out of or affecting  this  Agreement or the rights or obligations of any party  hereunder,  unless  such  waiver or  modification  is in writing and duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

     F. Entire Agreement. This Agreement constitutes the entire agreement of the parties  hereto  with  respect  to the  subject  matter of this  Agreement,  and supersedes any and all previous  agreements,  negotiations  and promises between the parties, whether written or oral, with respect to such subject matter.

     G.  Amendment.  No amendment of any  provision of this  Agreement  shall be effective  unless it is in writing and signed by both parties  hereto,  and then such waiver or amendment  shall be effective  only in the specific  instance and for the specific purpose for which it is given.

     H. Assignment.  Employee may not directly or indirectly  transfer or assign any of its rights or obligations  hereunder without prior written consent of the
Company,  which  consent  may be given or  withheld  in the  Company's  sole and exclusive discretion,  and any such attempted assignment or transfer by Employee without  the  Company's  consent  shall be void.  Except as  otherwise  provided herein,  this  Agreement  shall bind and inure to the benefit of the Company and its successors and assigns and Employee and its successors,  permitted  assigns, heirs, devisees and legal representatives, as the case may be.

     I. Section Headings.  Section, subsection and similar headings contained in this  Agreement are for reference  purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     J. Prior  Agreements.  Any prior agreement between Employee and the Company
Agreement is terminated and superseded in its entirety by this Agreement.

     IN WITNESS WHEREOF,  the parties have executed and delivered this Agreement as of the day and year indicated above.

                                     TROPICAL SPORTSWEAR INT'L CORPORATION

                                     /s/   Christopher B. Munday
                                     Its:  President and CEO

                                     EMPLOYEE
                                     /s/   Steven S. Barr